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                                                                      EXHIBIT 23




                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

We hereby consent to the use in this Registration Statement on Form S-4 ("Registration Statement") of Delhaize America, Inc. of our report dated February 6, 2001, except for Note 19, for which the date is April 25, 2001, relating to the financial statements of Delhaize America, Inc., which appear in such Registration Statement. We also consent to the use in this Registration Statement of our report for Hannaford Bros. Co. dated January 19, 2000, except for Notes 2 and 3, for which the date is February 12, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Charlotte, North Carolina
October 26, 2001